UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2004 (December 31, 2003)

Loudeye Corp.

(Exact name of Registrant as specified in its charter)

Delaware	0-29583	91-1908833

(State or other jurisdiction incorporation or of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144

(Address of principal executive offices) (Zip code)

(206) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Loan

On December 31, 2003, Loudeye Corp. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with a bank pursuant to which the Company borrowed $3,000,000 (the “Loan”). The Company intends to use the proceeds of the Loan to upgrade certain equipment related to its digital media services and technology infrastructure, repay certain capital lease obligations, and for working capital and other general corporate purposes. The Loan bears interest at the higher of (i) 5.25 percent or (ii) the bank’s prime rate plus 1.25 percent, and matures on January 1, 2007. Principal and interest payments on the Loan are due monthly through December 31, 2006. In addition, the Agreement provides that, through December 29, 2004, up to $500,000 is to be made available for the support of existing, or the issuance of new, standby letters of credit and for cash management services from the bank. Letters of credit issued under the Agreement will expire no later than September 25, 2005. Pursuant to the Agreement, the Company issued a warrant to the bank exercisable for 25,000 shares of its common stock at $1.75 per share. The warrant expires on December 31, 2010.

The warrant and the shares of common stock issuable upon exercise of the warrant have not been registered under the Securities Act of 1933, as amended, and unless so registered, may not be sold in the United States, except pursuant to an applicable exemption from the registration requirements of such act and applicable state securities laws.

Redemption of Notes

On November 19, 2002, the Company entered into a merger agreement pursuant to which it acquired TT Holding Corp., also known as TenTV (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company issued the former stockholders of TenTV shares of its common stock and unsecured promissory notes, bearing interest at the rate of 5 percent per annum, compounded quarterly in arrears, in an aggregate original principal amount of $1,059,435 (the “Notes”). The Notes (including accrued interest) were redeemable by the Company if the Company met certain conditions, including that the Company was not in default under the Notes and its common stock was listed on a principal exchange or on NASDAQ. On December 31, 2003, the Company redeemed the Notes at a redemption price of $1.76 per share by issuing 635,386 shares of its common stock. The number of shares of common stock issued to redeem the Notes was calculated, pursuant to the Notes, by dividing the principal and all accrued interest due under the Notes as of the date of redemption, by the average of the last sale price of its common shares for the 30 trading days preceding January 1, 2004.

Of the shares of common stock issued upon redemption of the Notes, 624,447 were registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3 filed on September 26, 2003. The remaining 10,909 shares of common stock issued upon redemption of the Notes have not been registered under the Securities Act of 1933, as amended, and unless so registered, may not be sold in the United States, except pursuant to an applicable exemption from the registration requirements of such act and applicable state securities laws.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

10.1	Loan and Security Agreement, dated December 31, 2003, between Silicon Valley Bank and the Company.

10.2	Warrant to Purchase Stock, dated December 31, 2003, issued to Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated: January 9, 2004	By:	/s/ Jerold J. Goade, Jr.

Jerold J. Goade, Jr
Vice President and Chief Financial Officer